Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

FIRST AMENDMENT

This First Amendment, effective as of the date set forth above the signatures of the parties below, amends the Exclusive Patent License Agreement dated April 15, 2011 (the “LICENSE AGREEMENT”) between the Massachusetts Institute of Technology, a Massachusetts corporation having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139 (“M.I.T.”), and Enumeral Biomedical Corp., a Delaware corporation having its principal place of business at 1450 Broadway, 24th Floor, New York, NY 10018 (“COMPANY”).

WHEREAS, M.I.T. and COMPANY wish to amend the LICENSE AGREEMENT to clarify how equity issuances are to be made under the LICENSE AGREEMENT;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereby agree as follows:

1.	Section 4.1(k) of the LICENSE AGREEMENT shall be deleted and replaced in its entirety with the following:

(k)          Equity.

(i)          Initial Grant. COMPANY shall issue a total of * shares of Common Stock of COMPANY, $0.0001 par value per share, (the “Shares”) to M.I.T., WHITEHEAD, HARVARD and HOSPITAL, collectively the “Shareholders”), in the amounts as M.I.T. shall direct. Such issuances shall be recorded on the Stock Transfer Ledger of COMPANY on the EFFECTIVE DATE and the Shares shall be delivered to the Shareholders within thirty (30) days of the EFFECTIVE DATE.

COMPANY represents to M.I.T. that, as of the EFFECTIVE DATE, the aggregate number of Shares equals * of the COMPANY’s issued and outstanding Common Stock calculated on a “Fully Diluted Basis.” For purposes of this Section 4.1(k), “Fully Diluted Basis” shall mean the total number of issued and outstanding shares of the COMPANY’s Common Stock calculated to include conversion of all issued and outstanding securities convertible into Common Stock, the exercise of all outstanding options and warrants to purchase shares of Common Stock, whether or not then exercisable, and the conversion or exercise of all rights to purchase or acquire Common Stock, whether or not then convertible or exercisable. Notwithstanding the foregoing, for purposes of calculating the COMPANY’s issued and outstanding Fully Diluted Common Stock, all Convertible Notes issued prior to the close of the COMPANY’s initial equity financing shall be excluded until the date of their conversion, at which time sufficient shares will be issued by COMPANY to the Shareholders to maintain their aggregate ownership at * as described in this Section.

(ii)         Anti-Dilution Protection Through Funding Threshold. COMPANY from time to time shall issue additional shares of Common Stock to the Shareholders, pro rata in accordance with their respective ownership of the Shares, as may be necessary to ensure that the Shares (together with any and all shares issued pursuant to this Section 4.1(k)(ii)) continue to represent in the aggregate at least * of the COMPANY’s issued and outstanding Common Stock calculated on a Fully Diluted Basis, as calculated after giving effect to the anti-dilutive issuance. Such issuances shall continue until and including the date upon which a total of * in cash in exchange for COMPANY’s capital stock (the “Funding Threshold”) shall be received by COMPANY. Thereafter, no additional shares shall be due to the Stockholders pursuant to this section.

(iii)        Participation in Private Equity Offerings After Funding Threshold. After the date of the Funding Threshold, each of the Shareholders shall have the right to purchase additional shares of COMPANY’s capital stock in any private offering by the COMPANY of such capital stock in exchange for cash (“OFFERING”), to maintain its pro rata ownership as calculated immediately prior to such offering on a Fully Diluted Basis, pursuant to the terms and conditions at least as favorable as those granted to the other offerees. All rights granted to the Shareholders pursuant to this Section 4.1(k)(iii) shall terminate immediately (i) prior to a firm commitment underwritten public offering of the COMPANY’s common stock resulting in gross proceeds to the COMPANY of at least $10 million. This right granted to the Shareholders shall not apply to any equity issued to any lender, the issuance of any shares in connection with the conversion of any equity securities, the issuance of securities to a collaboration partner or joint venture, or the issuance of any securities under any equity incentive plan.

(iv)        Adjustments for Punitive Round Financings. After the date of the Funding Threshold (the “Funding Threshold Date”), if COMPANY takes any action that is a Dilutive Issuance (as defined below), then immediately following such Dilutive Issuance, COMPANY shall issue to the Shareholders additional shares of Common Stock such that the Institution Share Number (as defined below) equals the product obtained by multiplying the Institution Share Number in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below. The Institution Share Price in effect immediately after the Dilutive Issuance shall be adjusted to equal the result obtained by dividing the Institution Share Price in effect immediately before the Dilutive Issuance by the Adjustment Fraction defined below.

Adjustment Fraction equals:	(A + C)
(A + B)

where:

A = the number of shares of Common Stock issued and outstanding on a Fully Diluted Basis immediately prior to the Dilutive Issuance

B = the number of shares of Common Stock that could be purchased at the Institution Share Price immediately prior to the Dilutive Issuance using the aggregate consideration received by COMPANY in connection with the Dilutive Issuance.

For purposes of calculation of “B”, if the Dilutive Issuance is as described in subpart (III) of the definition of Dilutive Issuance below, the aggregate consideration received by COMPANY shall be the price per share at the applicable Convertible Instrument (as defined below) immediately following the Dilutive Issuance (as adjusted for the Dilutive Issuance pursuant to the terms and conditions of the Convertible Instrument or the COMPANY’s Certificate of Incorporation or other applicable formation document) multiplied by the total number of shares of Capital Stock (as defined below) into which such newly adjusted Convertible Instrument could be exercised or converted, whether or not then exercisable or convertible.

C = the number of shares of Capital Stock issued on a Fully Diluted Basis pursuant to the Dilutive Issuance, or, if a Convertible Instrument is issued in the Dilutive Issuance, the number of shares of Capital Stock issuable on a Fully Diluted Basis if all shares of the Convertible Instrument were converted into the applicable Capital Stock, whether or not then exercisable or convertible.

For purposes of calculation of “C”, if the Dilutive Issuance is as described in subpart (III) of the definition of Dilutive Issuance below, then C shall be the total number of shares of Capital Stock into which the newly adjusted Convertible Instrument could be exercised or converted, whether or not then exercisable or convertible.

The following definitions shall apply to this Section 4.1(k)(iv):

“Capital Stock” shall mean any form of COMPANY’s capital stock.

“Convertible Instrument” shall mean any instrument issued by COMPANY that is convertible into, or may be exercised in exchange for, any Capital Stock.

“Dilutive Issuance” shall mean any issuance of Capital Stock or any Convertible Instrument by COMPANY where such issuance results in (I) the price per share of COMPANY’s Common Stock being reduced to less than the current Institution Share Price (as defined in this subsection), (II) the price per share of any Convertible Instrument being reduced to less than the price of the same series or type of Convertible Instrument in the most recently preceding offering and sale of such Convertible Instrument, or (III) the conversion ratio of any Convertible Instrument changing such that each previously issued share of such Convertible Instrument becomes convertible into a greater number of shares of the applicable Capital Stock.

“Institution Share Number” shall mean the number of shares of COMPANY’s Common Stock that the Shareholders own on the date of the Dilutive Issuance, as adjusted from time to time pursuant to this section. Notwithstanding the foregoing, any shares of Common Stock acquired by the Shareholders pursuant to Section 4.1(k)(iii) shall not be included in the Institution Share Number.

“Institution Share Price” shall mean the value per share of the shares of Common Stock included in the Institution Share Number, as adjusted from time to time pursuant to this section. For purposes of this section, the initial Institution Share Price to be used in an adjustment resulting from the first Dilutive Issuance to occur after the Funding Threshold Date shall be the Fair Market Value per share of the Common Stock of the COMPANY effective on the Funding Threshold Date.

“Fair Market Value” of a share of Common Stock shall be the highest price per share that the COMPANY could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless the COMPANY shall become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of a share of Common Stock shall be deemed to be the value received by the holders of the COMPANY’s Common Stock for each share of Common Stock pursuant to the COMPANY’s acquisition.

(v)         Massachusetts General Hospital. If HOSPITAL’s ownership of HOSPITAL’s shares shall at any time create a conflict of interest affecting HOSPITAL’s ability to conduct clinical trials, clinical studies, clinical research or clinical validation or if HOSPITAL shall otherwise be required to divest itself of HOSPITAL’s shares due to law or HOSPITAL’s conflict of interest policies, then HOSPITAL shall have the right to elect to sell (“TRANSFER”) the HOSPITAL’s shares to any third party (“PROPOSED TRANSFEREE”) free of any restriction and free of any co-sale rights, tag along rights, of COMPANY or its stockholders or investors provided however the HOSPITAL shall not transfer the HOSPITAL’s shares to a COMPETING ORGANIZATION or to an investor in any COMPETING ORGANIZATION. Such third party investor shall agree to execute any and all investment documents binding on the HOSPITAL. Notwithstanding the foregoing, the COMPANY first and then the other stockholders of the COMPANY shall have the right of first refusal to purchase such shares at the price offered to such third party by the HOSPITAL pursuant to the following conditions. HOSPITAL shall first offer to sell to the COMPANY or any Persons designated by the Company as the “Purchaser” hereunder (the COMPANY or such designees being referred to as the “DESIGNATED PURCHASER”) the HOSPITAL’s shares that the HOSPITAL desires to sell (the “OFFERED SECURITIES”), at the same price and on the terms identical in all material respects to those terms that the HOSPITAL intends to sell the Offered Securities to the PROPOSED TRANSFEREE; provided that the DESIGNATED PURCHASER shall have no right to acquire the OFFERED SECURITIES unless the DESIGNATED PURCHASER acquires all of the OFFERED SECURITIES. If such proposed TRANSFER involves consideration other than cash, any Person having rights under this subparagraph (v) shall have the right to elect to pay, in lieu of such non-cash consideration, cash in an amount equal to the fair market value of such non-cash consideration. Such offer shall be made by a written notice (the “NOTICE of PROPOSED TRANSFER”) delivered to the COMPANY not less than thirty (30) days prior to the PROPOSED TRANSFER. Such NOTICE of PROPOSED TRANSFER shall set forth the identity of the PROPOSED TRANSFEREE, the OFFERED SECURITIES proposed to be sold, the terms and conditions of the proposed sale, including price per share and any other material terms and conditions or material facts relating to the proposed sale. In addition, the HOSPITAL shall provide to the DESIGNATED PURCHASER all such other information relating to the OFFERED SECURITIES, the PROPOSED TRANSFEREE and the proposed sale as the DESIGNATED PURCHASER may reasonably request. If the DESIGNATED PURCHASER does not accept the HOSPITAL’s offer with respect to all of the OFFERED SECURITIES within fifteen (15) days after receipt of the NOTICE of PROPOSED TRANSFER from HOSPITAL, the HOSPITAL shall have the right for a period of sixty (60) days following the sixtieth day after the COMPANY received the NOTICE of PROPOSED TRANSFER from the HOSPITAL, to sell all of the OFFERED SECURITIES, but at not less than the price, and upon terms not more favorable to the PROPOSED TRANSFEREE, than were contained in the NOTICE OF PROPOSED TRANSFER. If the OFFERED SECURITIES are not sold within such 60-day period, such OFFERED SECURITIES shall continue to be subject to the requirements of this subparagraph (v).

(vi)        Miscellaneous. The Shares, and all other shares of Common Stock and other securities of the COMPANY that may be issued to the Shareholders pursuant to this Section 4.1(k), shall be duly authorized, validly issued, fully paid and nonassessable.

2.          Section 14.1 of the LICENSE AGREEMENT shall be amended to provide the following notices information for M.I.T., for all matters relating to the LICENSE AGREEMENT, including equity and any equity actions after the initial issuance of shares:

If to M.I.T.:	Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501
One Cambridge Center, Kendall Square
Cambridge, MA 02142-1601
Attention: Director
Tel: 617-253-6966
Fax: 617-258-6790

3.          Except as specifically modified or amended hereby, all other terms and conditions of the LICENSE AGREEMENT shall remain unchanged and in full force and effect. Capitalized terms used herein and not defined shall have the meanings set forth in the LICENSE AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed under seal by their duly authorized representatives.

The Effective Date of this First Amendment is March 8, 2013

MASSACHUSETTS INSTITUTE OF TECHNOLOGY	ENUMERAL BIOMEDICAL CORP.

By: /s/ Lita L. Nelsen	By: /s/ Arthur H. Tinkelenberg

Name: Lita L. Nelsen	Name: Arthur H. Tinkelenberg

Title: Director Technology Licensing Office	Title: President & CEO

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